Cingular Wireless
2005 Short-Term Incentive Award Plan

Measurement	Matrices

Budget
Rate of Penetration (33%)
Net Adds / POPS	Payout %		0%		100%		150%
	Penetration		x %		x %		x %
	Net Adds		x		x		x

Budget
Return on Operations (33%)
Operating Income per POP	Payout %		0%		100%		150%
	Per Pop	$	x	$	x	$	x
	Operating Income	$	x	$	x	$	x

Budget
Revenue Intensity (33%)
Subscriber ARPU	Payout %		0%		100%		150%
	Sub ARPU	$	x	$	x	$	x

Reputation Modifier	Addition or subtraction from weighted average payout ranging from + 10% to -10%